Exhibit 10.17.2

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 4, 2015 and is entered into by and among QUANTERIX CORPORATION, a Delaware corporation, (the “Borrower”), and the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC. a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.

RECITALS

A.                                    Borrower and Lender have entered into that certain Loan and Security Agreement dated as of April 14, 2014 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                                    Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.                                    AMENDMENTS.

1.1                               SECTION 1.1 DEFINITIONS AND RULES OF CONSTRUCTION. The following definitions are amended and restated in their entirety as follows:

“Amortization Date” means December 1, 2015, provided, however, that if the Draw Period Milestone Event occurs, the Amortization Date shall be March 1, 2016.

“Draw Period Milestone” means confirmation by Agent that Borrower has received, after the date of the Amendment but prior to December 1, 2015, unrestricted and unencumbered net cash proceeds in an amount of at least Ten Million Dollars ($10,000,000,00) from the issuance and sale by Borrower of its equity securities with investors reasonably acceptable to Agent, milestone payments related to strategic partnerships, and grants, or a combination thereof (but shall exclude Five Million Dollars ($5,000,000.00) received by Borrower in January 2015 in conjunction with its relationship with bioMerieux).

“Term Loan Maturity Date” means February 1, 2018; provided, however, that if the Draw Period Milestone Event occurs, the Term Loan Maturity Date shall be May 1, 2018;

2.                                      BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a)                                         immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender;

(b)                                 Borrower has the company power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)                                  the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)                                 the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary company action on the part of Borrower;

(e)                                  this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)                                   as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.                                      LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.                                      EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1                               Amendment. Borrower and Lender shall have duly executed and delivered this Amendment to Lender.

4.2                               Advance Request. Borrower shall deliver an Advance Request for the full Tranche B amount available under the Agreement.

5.                                      COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment

6.                                      INCORPORATION BY REFERENCE. The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

QUANTERIX CORPORATION

By:	/s/ Ernest Orticerio
Name:	Ernest Orticerio
Title:	VP Operations, & CFO

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Christine Fera
Name:	Christine Fera
Title:	Director of Contract Originations

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Christine Fera
Name:	Christine Fera
Title:	Director of Contract Originations

HERCULES CAPITAL FUNDING TRUST 2014-1

By:	/s/ Jessica Baron
Name:	Jessica Baron
Title:	Vice President; Treasurer